Exhibit 99.1

TownePlace
SUITES

SEPTEMBER 30, 2012

APPLE REIT SEVEN *2012 Third Quarter*

DEAR SHAREHOLDER, Beginning in 2011 and continuing through the first nine months of this year, performance of the Apple REIT Seven, Inc. portfolio of hotels has improved from the challenging economic conditions that negatively affected the hotel industry in 2009 and 2010. Based on Company and industry trends, we anticipate a low single-digit percentage increase in funds from operations for the year 2012 as compared to 2011. Although multiple factors within the hotel industry, local markets and the general economy will contribute to the pace at which our hotels continue to improve, I am optimistic that the future of Apple REIT Seven is positive.

The 51 Marriott® - and Hilton® - branded hotels of the Apple REIT Seven portfolio are diversified across 18 states and continue to be leaders within their respective markets. For the three-month periods ending September 30, 2012 and 2011, our hotels achieved an average occupancy rate of 76 percent and 78 percent, an average daily rate (ADR) of $116 and $111, and revenue per available room (RevPAR) of $88 and $86, respectively. For the nine-month periods ending September 30, 2012 and 2011, our hotels achieved an average occupancy rate of 75 percent for each period, ADR of $115 and $111, and RevPAR of $85 and $83, respectively. Driven by steady increases in ADR, RevPAR at our hotels increased by approximately two percent this year as compared to the same three- and nine-month periods of 2011.

Funds from operations (FFO) for the third quarter of this year totaled approximately $16.0 million, or $0.18 per share, and for the nine-month period ending September 30, 2012, FFO was $46.8 million, or $0.52 per share. These results were similar to FFO for the same periods of 2011, which totaled $16.9 million, or $0.19 per share, and $47.0 million, or $0.51 per share, respectively. Over the first nine months of the year, the Company paid distributions of approximately $0.58 per share. Since the time of the Company’s first distribution payment through October 31, 2012, we have paid approximately $5.41 per share, or $430 million, in shareholder distributions.

Additionally, the Company has maintained a strong balance sheet, with a debt level of approximately 19 percent as compared to our total initial capitalization. Our annualized distribution rate of $0.77 per share is closely monitored, taking into account varying economic cycles and capital improvements, as well as current and projected hotel performance, and adjustments may be made as needed, based on available cash resources.

Our team at Apple REIT Seven remains committed to maximizing shareholder value through our conservative approach to the ownership of high-quality, well-branded hotels. If hotel industry fundamentals continue to strengthen as analysts have forecasted, I am confident the Company is positioned to take advantage of improving conditions. I look forward to sharing our continued progress with you in upcoming shareholder communications.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2012	Three months ended Sept. 30, 2011	Nine months ended Sept. 30, 2012	Nine months ended Sept. 30, 2011
REVENUES
Room revenue	$52,084	$50,920	$150,548	$145,258
Other revenue	4,663	4,907	14,895	14,924

Total revenue	$56,747	$55,827	$165,443	$160,182

EXPENSES
Direct operating expense	$15,149	$14,535	$43,818	$42,598
Other hotel operating expenses	21,200	20,493	61,208	59,359
General and administrative	1,685	1,269	5,538	3,783
Depreciation	8,655	8,491	25,848	25,641
Interest, net	2,759	2,602	8,063	7,430

Total expenses	$49,448	$47,390	$144,475	$138,811

NET INCOME
Net income	$7,299	$8,437	$20,968	$21,371

Net income per share	$0.08	$0.09	$0.23	$0.23

FUNDS FROM OPERATIONS (A)
Net income	$7,299	$8,437	$20,968	$21,371
Depreciation of real estate owned	8,655	8,491	25,848	25,641

Funds from operations (FFO)	$15,954	$16,928	$46,816	$47,012

FFO per share	$0.18	$0.19	$0.52	$0.51

WEIGHTED-AVERAGE SHARES OUTSTANDING	90,866	91,356	90,903	91,562

OPERATING STATISTICS
Occupancy	76%	78%	75%	75%
Average daily rate	$116	$111	$115	$111
RevPAR	$88	$86	$85	$83
Number of hotels owned	51	51
Distributions per share	$0.19	$0.19	$0.58	$0.58

Balance Sheet Highlights (Unaudited)

(In thousands)		September 30, 2012		December 31, 2011
ASSETS
Investment in real estate, net		$826,352		$846,377
Other assets		25,360		18,764

Total assets		$851,712		$865,141

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable		$192,999		$174,847
Other liabilities		13,810		12,314

Total liabilities		206,809		187,161
Total shareholders’ equity		644,903		677,980

Total liabilities & shareholders’ equity		$851,712		$865,141

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2012 and the results of operations for the interim period ended September 30, 2012. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2011 Annual Report.

Clockwise from left: HILTON GARDEN INN, SAN DIEGO, CA; HOMEWOOD SUITES, CINCINNATI, OH; HILTON GARDEN INN, HUNTSVILLE, AL

CORPORATE PROFILE Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn®, and Hampton Inn® brands. Our portfolio consists of 51 hotels with 6,426 guestrooms in 18 states. MISSION Apple REIT Seven, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover images from left to right, top to bottom: TOWNEPLACE SUITES, COLUMBUS, GA; HOMEWOOD SUITES, AGOURA HILLS, CA; HOMEWOOD SUITES, EL PASO, TX; RESIDENCE INN, TUCSON, AZ; HILTON GARDEN INN, ISLIP, NY; HILTON GARDEN INN, AUBURN, AL

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels
ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3),
Montgomery (3), Troy
ARIZONA
Tucson
CALIFORNIA
Agoura Hills, San Diego (4)
COLORADO
Denver/Highlands Ranch (2)
FLORIDA
Lakeland, Miami (2), Sarasota, Tallahassee
GEORGIA
Columbus (3), Macon
IDAHO
Boise
LOUISIANA
New Orleans
MISSISSIPPI
Hattiesburg, Tupelo
NEBRASKA
Omaha
NEW JERSEY
Cranford, Mahwah
NEW YORK
Islip/MacArthur Airport
OHIO
Cincinnati
TENNESSEE
Memphis
TEXAS
Addison, Brownsville, El Paso, Houston, San Antonio (2), Stafford
UTAH
Provo
VIRGINIA
Alexandria, Richmond
WASHINGTON
Seattle/Kirkland, Seattle/Lake Union, Vancouver

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitseven.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com